As filed with the Securities and Exchange Commission on August 11,1995
                                             Registration No. 33-

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                        ______________________

                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                        ______________________

                ADVANCED TECHNOLOGY LABORATORIES, INC.
        (Exact name of Registrant as specified in its charter)

            Washington                         91-1353386
 (State or other jurisdiction of    (I.R.S. Employer Identification No.)
  incorporation or organization)

                     22100 Bothell Everett Highway
                             P.O. Box 3003
                        Bothell, WA 98041-3003
     (Address of principal executive offices, including zip code)


           AMENDED 1992 NONOFFICER EMPLOYEE STOCK OPTION PLAN

                        (Full title of the plan)

                         W. BRINTON YORKS, Jr.
             Vice President, General Counsel and Secretary
                ADVANCED TECHNOLOGY LABORATORIES, INC.
                     22100 Bothell Everett Highway
                             P.O. Box 3003
                        Bothell, WA 98041-3003
                            (206) 487-7000
     (Name, address and telephone number, including area code, of agent for service)

                          __________________


                    CALCULATION OF REGISTRATION FEE

  Title of    Number to    Proposed        Proposed       Amount
 Securities      Be         Maximum        Maximum          of
   to Be      Registered   Offering       Aggregate     Registration
 Registered                Price Per       Offering        Fee
                           Share(1)        Price(1)

Common         100,000(1)   $17.25        $1,725,000      $594.83
Stock, par
value $.01
per Share

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The price per share is estimated to be $17.25 based on the average of the high and low prices for the Common Stock in the over-the-counter market on August 9, 1995 as reported on the Nasdaq National Market.

(2) In addition to this number of shares, an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such plans as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

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                 REGISTRATION OF ADDITIONAL SECURITIES

          Pursuant to General Instruction E, this registration statement on Form S-8 is filed by Advanced Technology Laboratories, Inc. (the "Registrant") to register additional securities under the Plan described in Registration Statement Nos. 33-54757 and 33-59914 to be issued pursuant to an amendment to the Plan approved by the Registrant's Board of Directors on July 28, 1995. Portions of Registration Statement Nos. 33-54757 and 33-59914 are incorporated herein by reference.

                                PART II

            INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are hereby incorporated by reference in this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1994 filed on March 31, 1995, which contains audited financial statements for the most recent year for which such statements have been filed;

          (b)  All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

          (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 10 (Registration No. 0-15160) filed with the Commission on December 31, 1986 under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.        Not Applicable

Item 5.        Not Applicable

Item 6.        Indemnification of Directors and Officers.

    The Registrant's Articles of Incorporation provide that the Registrant may indemnify and hold harmless to the fullest extent permitted by the Washington Business Corporation Act (the "WBCA") or other applicable law each person who was or is made a party to or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or other proceeding, whether civil, criminal, derivative, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or, being or having been such a director, officer, employee or agent, he or she is or was serving at the request of the Registrant as a director, officer, employee, agent, trustee, or in any other capacity of another Registrant or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or omission in an official capacity or in any other capacity while serving as a director, officer, employee, agent, trustee or in any other capacity, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties and amounts to be paid in settlement) actually or reasonably incurred or suffered by such person in connection therewith. The WBCA includes a provision (Section 23B.08.320 of the Revised Code of Washington) that permits a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for his or her acts or omissions as a director, except in certain circumstances involving intentional misconduct, self dealing or illegal corporate loans or distributions,
or any transaction from which the director personally benefits.   Such
indemnification may continue as to a person who has ceased to be a director, officer, employee or agent of the Registrant and shall inure to the benefit of his or her heirs and personal representatives.

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    The Registrant may pay the expenses of a director, officer, employee or agent of the Registrant incurred in defending any such proceeding in advance of the final disposition of any such proceeding; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made to or on behalf of a director, officer, employee or agent only upon delivery to the Registrant of an undertaking, by or on behalf of such director, officer, employee or agent, to repay all amounts so advanced if it shall ultimately be determined that such director, officer, employee or agent is not entitled to be indemnified under the Registrant's Articles of Incorporation or otherwise, which undertaking may be unsecured and may be accepted without reference to financial ability to make repayment.

    No indemnification shall be provided under the Registrant's Articles of Incorporation to any such person if the Registrant is prohibited by the provisions of the WBCA or other applicable law as then in effect from paying such indemnification. The WBCA (Sections 23B.08.500 through 23B.08.600 of the Revised Code of Washington) authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities arising under the WBCA.

    In addition, the Registrant maintains an insurance policy insuring its directors and officers for certain acts or omissions while acting in their official capacities.


Item 7.        Not Applicable


Item 8.  EXHIBITS

Exhibit
Number                   Description
-------        ------------------------------------------
5.1            Opinion of Bogle & Gates

10.1           Amended 1992 Nonofficer Employee Stock
               Option Plan

23.1           Consent of KPMG Peat Marwick LLP

23.2           Consent of Bogle & Gates (included in
               opinion filed as Exhibit 5.1)

24.1           Power of Attorney (see signature page)


Item 9.  UNDERTAKINGS

     Incorporated by reference to Registration Statement Nos. 33-54757 and 33-59914.

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                              SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on August 11, 1995.

                           ADVANCED TECHNOLOGY LABORATORIES, INC.

                                      By     /s/Dennis C. Fill
                                             ----------------------
                                             Dennis C. Fill

                           POWER OF ATTORNEY


     Each person whose individual signature appears below hereby authorizes Dennis C. Fill, and W. Brinton Yorks Jr., and each of them as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on August 11, 1995.

    Signature              Title

/s/Dennis C. Fill          Chairman of the Board, Chief
-----------------------    Executive Officer

/s/Harvey N. Gillis        Senior Vice President, Chief
-----------------------    Financial Officer and Treasurer
Harvey N. Gillis           (Principal Financial Officer)

/s/ Phillip M.. Nudelman   Director
-----------------------
Phillip M. Nudelmen

/s/Kirby L. Cramer         Director
-----------------------
Kirby L. Cramer

/s/Harvey Feigenbaum       Director
-----------------------
Harvey Feigenbaum, M.D.

/s/Eugene A. Larson        Director
-----------------------
Eugene A. Larson

/s/John R. Miller          Director
-----------------------
John R. Miller

/s/Harry Woolf             Director
-----------------------
Harry Woolf, Ph.D.

/s/Richard S. Totorica     Corporate Controller (Chief
-----------------------    Accounting Officer)
Richard S. Totorica

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                           INDEX TO EXHIBITS

Exhibit                                               Sequentially
Number        Description                             Numbered Page
-------       --------------------------------        -------------

5.1           Opinion of Bogle & Gates                      6

10.1          Amended 1992 Nonofficer Employee Stock        7
              Option Plan

23.1          Consent of KPMG Peat Marwick LLP             14

23.2          Consent of Bogle & Gates (included in         6
              opinion filed as Exhibit 5.1)

24.1          Power of Attorney (see signature page)        4


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